NI Holdings, Inc. Announces New Reportable Segments and New Quarterly Financial Supplement

FARGO, North Dakota, January 11, 2018 – NI Holdings, Inc. (NASDAQ: NODK) today announced new reportable segments to align with the company’s evolving financial reporting model as a new public company.

“We are refining our reportable segments to better reflect our primary operating businesses and our growth in private passenger auto coverages,” said Michael J. Alexander, President and Chief Executive Officer. “We believe that our investors will be very interested in this enhanced level of information.”

Starting in the fourth quarter 2017, NI Holdings will have five reportable segments aligned with the company’s key product offerings, including:

•	Private Passenger Auto Insurance: providing protection against liability for bodily injury and property damage arising from automobile accidents and protection against loss from damage to automobiles owned by the insured.
•	Non-Standard Auto Insurance: providing limited protection auto insurance for both bodily injury and property damage.
•	Home and Farm Insurance: providing coverage to damage to buildings, equipment, and contents, as well as liability arising from injury to other persons or their property while on the insured’s premises.
•	Crop Insurance: providing protection to crops against a variety of perils, including both weather and non-weather causes.
•	All Other: including all other insurance provided by the Company, including commercial coverages and assumed reinsurance pools.

NI Holdings will report results in these five segments starting with fourth quarter 2017 results. To enable investors to review the new reporting segment structure prior to the Company’s upcoming earnings release, a new financial supplement for the period ending September 30, 2017 has been published to reflect this information. The document is now available in the Financial Results section of www.niholdingsinc.com.

About the Company

NI Holdings, Inc. is an insurance holding company. The company is a North Dakota business corporation that is the stock holding company of Nodak Insurance Company and became such in connection with the conversion of Nodak Mutual Insurance Company from a mutual to stock form of organization and the creation of a mutual holding company. The conversion was consummated on March 13, 2017. Immediately following the conversion, all of the outstanding shares of common stock of Nodak Insurance Company were issued to Nodak Mutual Group, Inc., which then contributed the shares to NI Holdings in exchange for 55% of the outstanding shares of common stock of NI Holdings. Nodak Insurance Company then became a wholly-owned stock subsidiary of NI Holdings.

Nodak Insurance Company owns American West Insurance Company and Primero Insurance Company. Nodak Insurance Company also manages Battle Creek Mutual Insurance Company and reinsures 100% of the risk on all insurance policies issued by Battle Creek. NI Holdings’ financial statements are the consolidated financial results of NI Holdings and Nodak Insurance, including Nodak Insurance’s subsidiaries American West, Primero, and Battle Creek.

Safe Harbor Statement

Some of the statements included in this news release, particularly those anticipating future financial performance, business prospects, growth and operating strategies, and similar matters, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Actual results could vary materially. Factors that could cause actual results to vary materially include: our ability to maintain profitable operations, the adequacy of the loss and loss adjustment expense reserves, business and economic conditions, interest rates, competition from various insurance and other financial businesses, terrorism, the availability and cost of reinsurance, adverse and catastrophic weather events, legal and judicial developments, changes in regulatory requirements, our ability to integrate and manage successfully the insurance companies we may acquire from time to time, and other risks we describe in the periodic reports we file with the Securities and Exchange Commission. You should not place undue reliance on any such forward-looking statements. We disclaim any obligation to update such statements or to announce publicly the results of any revisions that we may make to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Annual Report on Form 10-K, as filed with the SEC.

Investor Relations Contacts:
Brian Doom, Chief Financial Officer
701-298-4200
bdoom@nodakins.com

Timothy J. Milius, CPA, Vice President, Finance
701-298-4275
tmilius@nodakins.com

Media Contact:
Beth DuFault
701-298-4282
bdufault@nodakins.com